No. of Warrant Shares: 150,000	Warrant No. 1

WARRANT

to Purchase Common Stock of

Image Entertainment, Inc.,

a California corporation

THIS IS TO CERTIFY THAT LIGHTHOUSE CAPITAL MANAGEMENT CORP., a New York corporation, or registered assigns, is entitled to purchase from Image Entertainment, Inc., a California corporation (the “Issuer”), at any time on and after October 5, 2001, but not later than 5:00 p.m., Los Angeles time, on October 4, 2006 (the “Expiration Date”), 150,000 shares of the common stock of the Issuer (the “Warrant Shares”), in whole or in part, at a purchase price of (a) $1.975  per Warrant Share for the first 50,000 Warrant Shares purchased, (b) $2.275 per Warrant Share for the second 50,000 Warrant Shares purchased, and (c) $2.575 per Warrant Share for the third 50,000 Warrant Shares purchased, all adjusted as provided below and otherwise on the terms and conditions  provided below.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE PROPOSED TRANSACTION DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER FEDERAL OR STATE SECURITIES LAWS, OR UNLESS THE PROPOSED TRANSACTION IS REGISTERED OR QUALIFIED AS REQUIRED.

THE TRANSFER OF AND OTHER TERMS OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE GOVERNED BY AND SUBJECT TO CONDITIONS SPECIFIED BELOW, AND NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.

1.                                       Certain Definitions.  As used in this Warrant, unless the context otherwise requires:

“Appraised Value” shall mean the fair market value of all outstanding Common Stock, as determined by a written appraisal (the “Appraisal”) prepared by an appraiser acceptable to the Issuer and the holders of Warrants evidencing 50% in number of the total number of Warrant Shares at the time purchasable upon the exercise of all then outstanding Warrants.  “Fair market value” is defined for this purpose as the price in a single transaction determined on a going-concern basis that would be agreed upon by the most likely hypothetical buyer for 100% of the equity capital of the Issuer.  In the event that the Issuer and said holders cannot, in good faith, agree upon an appraiser, then the Issuer, on the one hand, and said holders, on the other hand, shall each select an appraiser, the two appraisers so selected shall select a third appraiser who shall be directed to prepare such Appraisal and the term Appraised Value shall mean the appraised value set forth in the Appraisal prepared in accordance with this definition.

“Business Day” shall mean any day on which commercial banks are not authorized or required to close in Los Angeles, California.

“Commission” shall mean the Securities and Exchange Commission or any other similar or successor agency of the United States government administering the Securities Act.

“Common Stock” shall mean the Issuer’s authorized Common Stock, no par value per share, irrespective of class unless otherwise specified, as constituted on the date of original issuance of this Warrant, and any stock into which such Common Stock may thereafter be changed or any other capital stock that is not preferred as to dividends or distribution of assets over any other class of stock of the Issuer, and which is not subject to redemption, that may be authorized by the Issuer.

“Current Market Price” per share of Common Stock for the purposes of any provision of this Warrant at the date herein specified, shall be deemed to be the price determined pursuant to the first applicable of the following methods.

(i)            If the Common Stock is traded on a national securities exchange or is traded in the over-the-counter market, the Current Market Price per share of Common Stock shall be deemed to be the average of the daily market prices for twenty (20) consecutive Trading Days commencing twenty (20) Trading Days before such date.  The market price for each such Trading Day shall be, (a) if the Common Stock is traded on a national securities exchange, its last sale price on the preceding Trading Day on such national securities exchange or, if there was no sale on that day, the last reported sale price on such national exchange on the next preceding Trading Day on which there was a sale, or (b) if the principal market for the Common Stock is the over-the-counter market, and the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System (“NASDAQ”), the last sale price reported on NASDAQ on the preceding Trading Day or, if the Common Stock is an issue for which last sale prices are not reported on NASDAQ, the closing bid quotation on such day, but, in each of the next preceding two cases, if the relevant NASDAQ price or quotation did not exist on such day, then the price or quotation on the next preceding Trading Day in which there was such a price or quotation.

(ii)           If the Current Market Price per share of Common Stock cannot be ascertained by any of the methods set forth in paragraph (i) immediately above, the Current Market Price per share of outstanding Common Stock shall be deemed to be the price equal to the quotient determined by dividing the Appraised Value by the number of shares (including any fractional shares) of Common Stock, on a fully diluted basis.

“Exchange Act” shall mean the Securities Exchange Act of 1934, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Exercise Price” shall mean the purchase price per Warrant Share as set forth on the first page of this Warrant on the date of original issue of this Warrant and thereafter shall mean such dollar amount as shall result from the adjustments specified in Section 4, if any.

“Person” shall mean a corporation, an association, a trust, a partnership, a joint venture, a limited liability company, a limited liability partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental body.

“Restricted Certificate” shall mean a certificate for Common Stock or a Warrant bearing the restrictive legend set forth in Section 8.

“Restricted Securities” shall mean Restricted Stock and Restricted Warrants.

“Restricted Stock” shall mean Warrant Stock evidenced by a Restricted Certificate.

“Restricted Warrant” shall mean a Warrant evidenced by a Restricted Certificate, including, without limitation, this Warrant.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Seller” shall mean a holder of Restricted Stock of the Issuer which shall be registered under the Securities Act at the request of such holder pursuant to any of the provisions of Section 9.

“Trading Day” shall mean any day on which trading occurs on the NASDAQ.

“Warrants” shall mean this Warrant, and all additional or new warrants issued upon transfer, division or combination of, or in substitution for, any thereof.  All such additional or new warrants shall at all times be identical as to terms and conditions and date, except as to the number of Warrant Shares for which they may be exercised.

2.             Exercise of Warrant.  The holder of this Warrant may, at any time on and after October 5, 2001, but not later than the Expiration Date, exercise this Warrant in whole at any time or in part from time to time for the number of Warrant Shares which such holder is then entitled to purchase hereunder.  In order to exercise this Warrant, in whole or in part, the holder hereof shall deliver to the Issuer at its office maintained for such purpose, (a) a written notice of such holder’s election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (b) this Warrant and (c) a sum equal to the aggregate Exercise Price therefor in immediately available funds.  Such notice shall be in the form of the Subscription set out at the end of this Warrant.  Upon delivery thereof, the Issuer shall cause to be executed and delivered to such holder within ten (10) Business Days a certificate or certificates representing the aggregate number of Warrant Shares issuable upon such exercise.

The holder may also exercise this Warrant in whole or in part in a “cashless” or “net-issue” exercise of this Warrant to the Issuer with a written notice stating the number of Warrant Shares to be delivered thereunder and the number of Warrant Shares with respect to which the Warrant is being surrendered in payment of the aggregate Exercise Price for the Warrant Shares to be delivered to the holder.  For purposes of this provision, all Warrant Shares as to which the Warrant is surrendered will be valued at the Current Market Price.  Such notice shall be in the form of Subscription set out at the end of this Warrant.

The stock certificate or certificates for Warrant Shares so delivered shall be in such denominations as may be specified in said notice and shall be registered in the name of such holder or such other name or names as shall be designated in said notice.  Such certificate or certificates shall be deemed to have been issued and such holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares. If this Warrant shall have been exercised only in part, the Issuer shall, within two (2) Business Days of delivery of said certificate or certificates, deliver to such holder a new Warrant dated the date it is issued, evidencing the rights of such holder to purchase the remaining Warrant Shares, which new

Warrant shall in all other respects be identical with this Warrant, or, at the request of such holder, appropriate notation may be made on this Warrant and the Warrant shall be returned to such holder.

The Issuer shall pay all expenses, transfer taxes and other charges payable in connection with the preparation, issue and delivery of stock certificates under this Section 2, except that, if such stock certificates shall be registered in a name or names other than the name of the holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable upon the issuance of such stock certificate or certificates shall be paid by the holder hereof at the time of delivering the notice of exercise mentioned above.

The Issuer shall issue certificates for fractional shares of stock upon any exercise of this Warrant whenever, in order to implement the provisions of this Warrant, the issuance of such fractional shares is required, or, at the Issuer’s option, the Issuer may pay cash in lieu of fractional shares determined by the Issuer by multiplying such fraction by the Current Market Price on the date of exercise.

The holder and Issuer hereby acknowledge that this Warrant has been issued by Issuer to the holder for services rendered solely in connection with the Financial Consulting Agreement dated as of October 5, 2001 by and between the Issuer and Lighthouse Capital Management Corp., a New York corporation.

3.             Transfer, Division and Combination.  Subject to applicable law and the provisions of Section 8 hereof, this Warrant is, and all rights hereunder are, transferable, in whole or in part, on the books of the Issuer to be maintained for such purpose, upon surrender of this Warrant at the office of the Issuer maintained for such purpose, together with a written assignment of this Warrant duly executed by the holder hereof or its agent or attorney and payment of funds sufficient to pay any stock transfer taxes payable upon the making of such transfer.  Upon such surrender and payment the Issuer shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled.

Subject to applicable law and the provisions of Section 8 hereof, this Warrant may be divided or combined with other Warrants upon presentation at the aforesaid office of the Issuer, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the holder hereof.  Subject to compliance with the preceding paragraph, as to any transfer which may be involved in such division or combination, the Issuer shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

The holder of this Warrant shall pay all expenses, taxes and other charges incurred by the Issuer in the performance of its obligations in connection with the preparation, issue and delivery of Warrants under this Section 3.  The Issuer agrees to maintain at its aforesaid office books for the registration and transfer of the Warrants.

4.             Adjustments.

(a)           Adjustments for Stock Splits and Dividends.  If outstanding shares of the Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced.  If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares of Common Stock issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

(b)           Reorganizations, Mergers, Consolidations or Reclassifications.  If there shall occur any capital reorganization or reclassification of the Common Stock (other than a change in par value or a subdivision or combination as provided for in Section 4(a) above), or any consolidation or merger of the Issuer with or into another corporation, or a transfer of all or substantially all of the assets of the Issuer, then, as part of any such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the holder of this Warrant shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or sale, as the case may be, such holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors of the Issuer) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the holder of this Warrant, such that the provisions set forth in this Section 4 (including provisions with respect to adjustment of the Exercise Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

(c)           Dissolution, Liquidation and Winding Up.  If the Issuer shall, other than as provided in Section 4(b) above, dissolve, liquidate or wind up its affairs, the holder of this Warrant shall have the right thereafter to receive, upon exercise hereof, in lieu of the shares of the Issuer that the holder would have been entitled to receive, the same kind and amount of securities and assets of the Issuer as would have been issued, distributed or paid to holder upon any such dissolution, liquidation or winding up of the Issuer with respect to shares of the Issuer had the holder been the holder of record of such shares receivable upon exercise of this Warrant on the date for determining those entitled to receive any such distribution.

(d)           Certificate of Adjustment.  In each case of an adjustment or readjustment of the Exercise Price or the number of shares of Common Stock or other securities issuable upon exercise of this Warrant, the Issuer, at its expense, shall compute such adjustment or readjustment in accordance with this Warrant and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first-class mail, postage prepaid, to the holder at the holder’s address as shown on the Issuer’s stock transfer books.  The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

(e)           Notices of Record Date.  In the event the Issuer shall propose to take any action of the type or types requiring an adjustment to the Exercise Price or the number or character of shares of Common Stock issuable upon exercise of this Warrant, the Issuer shall give notice to the holder in the manner set forth in Section 4(d) above, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place.  Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the exercise of this Warrant.  In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in case of all other action, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

(f)            No Impairment.  The Issuer shall not amend its Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Issuer, but shall at all times in good faith use its best efforts, and assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the rights of the holder against dilution or other impairment.

5.             Reservation and Authorization of Common Stock.  The Issuer shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.  All shares of Common Stock that shall be issued upon exercise of any Warrant and payment of the exercise price thereof to the Issuer, shall be duly and validly issued and fully–paid and nonassessable.

6.             Transfer Taxes.  The Issuer will pay any and all transfer taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on exercise of this Warrant.  The Issuer shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which this Warrant is registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Issuer the amount of any such tax, or has established, to the satisfaction of the Issuer, that such tax has been paid.

7.             No Voting Rights.  This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Issuer.

8.             Restrictions on Transferability.

(a)           Transferability.  The Restricted Securities shall not be transferable except upon the conditions specified in this Section 8.  Each such transferee shall be subject to the same transfer restrictions imposed on the Warrant holder by this Agreement.

(b)           Restrictive Legend.  Unless and until otherwise permitted by this Section 8, each certificate for Warrants issued under this Agreement, each certificate for any Warrants issued to any subsequent transferee of any such certificate, each certificate for any Warrant Shares issued upon exercise of any Warrant and each certificate for any Warrant Shares issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE PROPOSED TRANSACTION DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER FEDERAL OR STATE SECURITIES LAWS OR UNLESS THE PROPOSED TRANSACTION IS REGISTERED OR QUALIFIED AS REQUIRED.

“THE TRANSFER OF AND OTHER TERMS OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE GOVERNED BY AND SUBJECT TO CONDITIONS SPECIFIED BELOW,

AND NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.  UNDER CERTAIN CIRCUMSTANCES SPECIFIED BELOW, THE ISSUER HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES EVIDENCED HEREBY, REGISTERED IN THE NAME OF SUCH HOLDER.  THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS HEREIN.”

(c)           Notice of Proposed Transfers.  Prior to any transfer or attempted transfer of any Restricted Securities, the holder of such Restricted Certificate shall give written notice to the Issuer of such holder’s intention to effect such transfer.  Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail.  Upon receipt of such notice, the Issuer may request an opinion of counsel of such holder (which counsel shall be reasonably satisfactory to the Issuer) to the effect that such proposed transfer may be effected without registration under the Securities Act.  Upon receipt of such opinion, or if the Issuer does not request such an opinion, within 10 days after receiving notice of the proposed transfer, the Issuer shall, as promptly as practicable, so notify the holder of such Restricted Certificate and such holder shall thereupon be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such holder to the Issuer.  Each certificate evidencing the Restricted Securities thus to be transferred (and each certificate evidencing any untransferred balance of the Restricted Securities evidenced by such Restricted Certificate) shall bear the restrictive legend set forth in Section 8(b), unless in the opinion of the Issuer or the opinion of such counsel, if requested, pursuant to Rule 144(k) of the Securities Act, such legend is not required in order to insure compliance with the Securities Act.

9.             Registration Rights.

(a)           If the Issuer at any time proposes to register any of its equity securities under the Securities Act on Form   S-1, S-2 or S-3, or the equivalent, whether of its own accord or at the request of any holder or holders of such securities, it will each such time give written notice to all holders of outstanding Restricted Securities of its intention so to do.

Upon the written request of a holder or holders of any Restricted Securities given within twenty (20) days after receipt of any such notice (stating the intended method of disposition of such securities by the prospective Seller or Sellers), the Issuer will use its best efforts to cause all Restricted Stock, the holders of which shall have so requested registration thereof, to be registered under the Securities Act, all to the extent requisite to permit the sale or other disposition (in accordance with the intended methods thereof as aforesaid) by the prospective Seller or Sellers of the Restricted Stock so registered; provided, however, the Issuer, in its sole discretion, may elect  not to file a registration statement pursuant to this Section 9(a) or may withdraw any registration statement filed pursuant to this Section 9(a) at any time prior to the effective date thereof.  In the case of an underwritten public equity offering by the Issuer, (i) each holder of Restricted Securities shall, if requested by the managing underwriter, agree not to sell any equity securities of the Issuer held by such holder of Restricted Securities (other than the Restricted Stock so registered) for a period of up to 180 days following the effective date of the registration statement relating to such offering, and (ii) each Seller agrees that all of the Restricted Stock to be sold pursuant to the request procedures set forth in this Subsection shall be registered pursuant to such registration statement and disposed of as therein described.

(b)           If the managing underwriter for the respective offering advises that the inclusion in such registration of some or all of the Restricted Stock sought to be registered by the Seller in its opinion will have a material adverse impact on the Issuer (including without limitation causing the proceeds of the price per share the Issuer or the requesting holder of securities will derive from such registration to be reduced or causing the number of securities to be registered at the instance of the Issuer or such requesting holder plus the number of securities sought to be registered by the Sellers to be too large a number to be reasonably sold), the number of securities sought to be registered for each Seller shall be reduced as set forth below:

(i)            the number of shares of Restricted Stock sought to be registered by the Sellers shall be reduced pro rata along with other sellers selling pursuant to similar incidental registration rights, to the extent necessary to eliminate such material adverse impact on the Issuer; and

(ii)           if the reduction provided for in clause (i) above does not reduce the number of securities to be registered to that number which would eliminate such material adverse impact on the Issuer, then the number of shares of Common Stock sought to be registered by the Issuer or other persons exercising demand registration rights, as the case may be, shall be reduced to the extent necessary to reduce the number of securities to the extent necessary to eliminate such material impact on the Issuer.

(c)           Registration Procedures.  If and whenever the Issuer is required by the provisions of this Section 9 to use its best efforts to effect the registration of any of the Restricted Stock under the Securities Act, the Issuer will (except as otherwise provided in this Agreement), as expeditiously as possible,

(i)            cooperate with any underwriters for, and the Sellers of, such Restricted Stock, and will enter into a usual and customary underwriting agreement with respect thereto and take all such other reasonable actions as are necessary or advisable to permit, expedite and facilitate the disposition of such Restricted Stock in the manner contemplated by the related registration statement, and the Issuer will provide to any Seller of Restricted Stock, any underwriter participating in any distribution thereof pursuant to a registration statement, and any attorney, accountant or other agent retained by any Seller or underwriter, reasonable access to appropriate Issuer officers and employees to answer questions and to supply information reasonably requested by any such Seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(ii)           use its best efforts to furnish or cause to be furnished to each Seller of Restricted Stock covered by such registration statement, addressed to such Sellers, a copy of the opinion of counsel for the Issuer, and a copy of the “comfort” letter signed by the independent public accountants who have certified the Issuer’s financial statements included in the registration statement, delivered on the closing date to the underwriters of such Restricted Stock;

(iii)          prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective; and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Seller or Sellers of such securities shall desire to sell or otherwise dispose of the same;

(iv)          furnish to each Seller such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such Seller may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Seller;

(v)           use its best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each Seller shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such Seller to consummate the public sale or other disposition in such jurisdictions of the securities owned by such Seller, except that the Issuer shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service or submit the general taxation of any jurisdiction;

(vi)          in the event of the issuance of any stop order suspending the effectiveness of any registration statement or of any order suspending or preventing the use of any prospectus or suspending the qualification of any Restricted Stock for sale in any jurisdiction, use its best efforts promptly to obtain its withdrawal;

(vii)         otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, beginning with the first fiscal quarter beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

(viii)        list such securities on any securities exchange on which any stock of the Issuer is then listed, if the listing of such securities is then permitted under the rules of such exchange; provided, however, that notwithstanding any other provision of this Section 9, the Issuer shall not be required to maintain the effectiveness of any registration statement for a period in excess of the earlier of 120 days or the disposition of the Warrant Stock as described therein.

(d)           Expenses; Limitations on Registration.  All expenses incident to the Issuer’s performance of its obligations in connection with any registration of the Sellers’ Restricted Stock under this Section 9, including, without limitation, printing expenses, fees and disbursements of counsel for the Issuer, fees of the National Association of Securities Dealers, Inc. in connection with its review of any offering contemplated in any registration statement and expenses of any special audits to which the Issuer shall agree or which shall be necessary to comply with governmental requirements in connection with any such registration, shall be paid by the Issuer.  In addition, the Issuer shall pay (i) all registration and filing fees for the Sellers’ Restricted Stock under federal and state securities laws, (ii) expenses of registering or qualifying under or complying with the securities or blue sky laws of any jurisdictions, unless otherwise required by the securities administrators of each such jurisdiction and (iii) reasonable fees and disbursements of not more than one special counsel for the Sellers.  Notwithstanding the foregoing, the Issuer shall have no obligation to pay or otherwise bear any portion of the underwriter’s commissions or discounts attributable to the Restricted Stock being offered and sold by the Sellers.

It shall be a condition precedent to the obligation of the Issuer to take any action pursuant to this Section 9 in respect of the Securities which are to be registered at the request of any prospective Seller that (i) subject to the immediately preceding paragraph, the Issuer shall have received an undertaking satisfactory to it from such prospective Seller to pay all expenses to be incurred by or for the account of and required to be paid by such Seller, and (ii) such prospective Seller shall furnish to the Issuer such information regarding the securities held by such Seller and the intended method of disposition thereof as the Issuer shall reasonably request and as shall be required in connection with the action to be taken by the Issuer.

(e)           Termination.  The terms of this Section 9 shall cease and terminate as to any particular Restricted Security when such Restricted Security shall have been effectively registered under the Securities

Act and sold by the holder thereof in accordance with such registration or that such Restricted Stock may be sold in accordance with the safe harbor provisions of Rule 144(k) under the Securities Act.

(f)            Rule 144 and 144A.  In order to permit the holders of Restricted Securities to sell the same, if they so desire, pursuant to Rule 144 or Rule 144A promulgated by the Commission (or any successors to such rules), the Issuer will comply with all rules and regulations of the Commission applicable in connection with use of each of Rule 144 and Rule 144A (or any successors thereto), including the timely filing of all reports with the Commission in order to enable such holders, if they so elect, to utilize Rule 144 or Rule 144A, and the Issuer will cause any restrictive legends to be removed and any transfer restrictions to be rescinded with respect to any sale of Warrant Stock which is exempt from registration under the Securities Act pursuant to Rule 144 or Rule 144A.

(g)           Indemnification.

(i)            In the event of any registration of any of its securities under the Securities Act pursuant to this Section 9, the Issuer shall indemnify and hold harmless the Seller of such Restricted Stock, its directors and officers, and each other Person, if any, who controls such Seller within the meaning of the Securities Act (“Controlling Person”), against any losses, claims, damages or liabilities, joint or several, to which such Seller or any such director or officer or Controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, or in any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (b) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (c) any violation by the Issuer of any rule or regulation promulgated under the Securities Act or the Exchange Act, or other federal or state law applicable to the Issuer and relating to any action or inaction required of the Issuer in connection with such registration, and shall reimburse such Seller or such director, officer or Controlling Person for any legal or any other expenses reasonably incurred by such Seller or such director, officer or Controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such registration statement, preliminary prospectus, prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to the Issuer through an instrument duly executed by such Seller specifically for use therein.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Seller or such director, officer or Controlling Person, and shall survive the transfer of such securities by such Seller.

(ii)           Each holder of any Restricted Stock shall, by acceptance thereof, severally and not jointly, indemnify and hold harmless the Issuer, its directors and officers and each other Person, if any, who controls the Issuer against any losses, claims, damages or liabilities, joint or several, to which the Issuer or any such director or officer or any such Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which Restricted Stock was registered under the Securities Act, or in any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (b) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such alleged untrue statement or alleged omission was contained in written information furnished to the Issuer, and shall reimburse the Issuer or such director, officer or other Person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action.  Notwithstanding the foregoing, obligations of any holder shall be limited to an amount equal to the proceeds to such holder from the Restricted Stock sold pursuant to the registration statement to which the losses, claims, liabilities or damages relate.

(iii)          Indemnification similar to that specified in clauses (i) and (ii) of this Section 9(g) shall be given by the Issuer and each holder of any Restricted Certificate (with such modifications as shall be appropriate) to each other and to any underwriter with respect to any required registration or other qualification of any Restricted Stock under any federal or state law or regulation of governmental authority other than the Securities Act.  The indemnity and expense reimbursements obligations of the Issuer under clauses (i) and (ii) of this Section 9(g) shall be in addition to any liability the Issuer may otherwise have.

(iv)          Each Person (“Indemnitor”) who under the preceding provisions of this Section 9(g) agrees to indemnify another Person (“Indemnitee”) shall have the right, subject to the provisions hereto, to designate counsel (reasonably acceptable to the Indemnitee) to defend any case or proceeding against the Indemnitee arising in respect of any claim of liability for which such indemnification may be claimed, to the end that duplication of legal expense may be minimized.  Each Indemnitee may engage legal counsel at the Indemnitor’s expense if the Indemnitor shall fail to perform hereunder.

10.           Deemed Representations, Warranties and Agreements of the Holder.

(a)           By acceptance of this Warrant, the holder represents and warrants to the Issuer that (a) it is an “accredited investor” (as such term is defined in Rule 501 promulgated under the Securities Act), and (b) it is acquiring this Warrant, and shall acquire the Warrant Shares, for investment, for its own account and not with a view towards the resale or distribution thereof.

(b)           By acceptance of this Warrant, the holder acknowledges that:

(i)            Holder must bear the economic risk of the investment proposed herein for an indefinite period of time because the Warrant Shares will not have been registered under the Securities Act and cannot be sold by the holder unless they are registered under the Securities Act or an exemption therefrom is available thereunder.

(ii)           Holder has had both the opportunity to ask questions of and receive answers from the officers and directors of the Issuer and all persons acting on its behalf concerning this Warrant, the Warrant Shares and the terms and conditions hereof and to obtain any additional information, to the extent the Issuer possesses or may possess such information or can acquire it without unreasonable effort or expense, necessary for the holder to make the investment in the Issuer contemplated hereby.

11.           Loss, Destruction of Warrant Certificates.  Upon receipt of evidence satisfactory to the Issuer of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer (the original Warrant holder’s or any other institutional Warrant holder’s indemnity being satisfactory indemnity in the event of loss, theft or destruction of any Warrant owned by such institutional holder), or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

11.           Amendments.  The terms of this Warrant may be amended, and the observance of any term therein may be waived, but only with the written consent of the holders of Warrants evidencing a majority in number of the total number of Warrant Shares at the time purchasable upon the exercise of the Warrant.

12.           Notices Generally.  Any notice, demand or delivery pursuant to the provisions hereof shall be sufficiently delivered or made if sent by first class mail, postage prepaid, addressed to any holder of a Warrant at its last known address appearing on the books of the Issuer, or to the Issuer at its principal executive office, 9333 Oso Avenue, Chatsworth, California 91311, or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

13.           Successors and Assigns.  This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, and, without limiting the generality of the foregoing, shall inure to the benefit of and be enforceable by each person who shall from time to time be a holder of any of the Warrants.

14.           Governing Law.  This Warrant shall be governed by and construed in accordance with the internal laws of the State of California.

IN WITNESS WHEREOF, the Issuer has caused this Warrant to be signed in its name and on its behalf as of the date set forth below.

Dated: October 5, 2001

IMAGE ENTERTAINMENT, INC.,

a California corporation

By:	/s/ MARTIN W. GREENWALD
Martin W. Greenwald, President

SUBSCRIPTION FORM

(to be executed only upon exercise of Warrant)

The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases _____ shares of Common Stock of Image Entertainment, Inc., a California corporation, purchasable with this Warrant, and herewith makes payment therefor (by check in the amount of $__________), all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _____________________ whose address is ______________ and, if such shares shall not include all of the shares of Common Stock issuable as provided in this Warrant that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable thereunder be delivered to the undersigned.

Dated:

(Signature of Registered Owner)

(Street Address)

(City)	(State) (Zip Code)

NOTICE:                                                The signature to the subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

The signature to this subscription must be guaranteed by a bank or trust company having an office or correspondent in Los Angeles, California, or by a firm having membership on the New York Stock Exchange.

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Warrant Shares set forth below:

No. of Warrant Shares	Name and Address of Assignee

and does hereby irrevocably constitute and appoint _____________________ Attorney to make sure transfer on the books of Image Entertainment, Inc., a California corporation, maintained for the purpose, with full power of substitution in the premises.

Dated:

Signature

Witness

NOTICE:                                                The signature to the assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

The signature to this assignment must be guaranteed by a bank or trust company having an office or correspondent in Los Angeles, California, or by a firm having membership on the New York Stock Exchange.